EXHIBIT 99.1

Simmons First National Corporation Declares $0.25 Per Share Dividend

PINE BLUFF, Ark., Feb. 28, 2017 (GLOBE NEWSWIRE) -- Simmons First National Corp.’s (NASDAQ:SFNC) board of directors declared a regular $0.25 per share quarterly cash dividend payable April 3, 2017, to shareholders of record March 15, 2017. This dividend represents a $0.01 per share, or 4.2 percent, increase above the dividend paid during the previous quarter.

Simmons First National Corp. is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $8.4 billion conducting financial operations throughout Arkansas, Kansas, Missouri and Tennessee.  The company through its subsidiaries offers comprehensive financial solutions delivered with a client-centric approach. The company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000